Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)

COMPASS Pathways plc
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity(2)	Ordinary Shares, nominal value £0.008 per share	-	$ -	$ -	$ -	-	$ -	-	-	-	-
Fees to Be Paid	Equity(2)	American Depositary Shares representing Ordinary Shares, nominal value £0.008 per share	-	-	-	-	-	-	-	-	-	-
Fees to Be Paid	Debt(2)	Debt Securities	-	-	-	-	-	-	-	-	-	-
Fees to Be Paid	Other(2)	Warrants	-	-	-	-	-	-	-	-	-	-
Fees to Be Paid	Other(2)	Units	-	-	-	-	-	-	-	-	-	-

Fees to Be Paid	Unallocated (Universal) Shelf(2)	-	457(o)	-	-	$56,487,770	0.0001531	$8,648.28	-	-	-	-
Fees to Be Paid	Equity(3)	Ordinary Shares, nominal value £0.008 per share or American Depositary Shares representing Ordinary Shares	457(c)	9,451,560	(4)	$54,535,501	0.0001531	$8,349.39	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity(2)	Ordinary Shares, nominal value £0.008 per share	415(a)(6)	-	-	-	-	-	S-3	333-260145	October 8, 2021	-
Carry Forward Securities	Equity(2)	American Depositary Shares representing Ordinary Shares, nominal value £0.008 per share	415(a)(6)	-	-	-	-	-	S-3	333-260145	October 8, 2021	-
Carry Forward Securities	Debt(2)	Debt Securities	415(a)(6)	-	-	-	-	-	S-3	333-260145	October 8, 2021	-
Carry Forward Securities	Other(2)	Warrants	415(a)(6)	-	-	-	-	-	S-3	333-260145	October 8, 2021	-
Carry Forward Securities	Other(2)	Units	415(a)(6)	-	-	-	-	-	S-3	333-260145	October 8, 2021	-

Carry Forward Securities	Unallocated (Universal) Shelf (2)	-	415(a)(6)	(5)	-	$250,000,000	-	-	S-3	333-260145	October 8, 2021	$23,175
Carry Forward Securities	Equity	American Depositary Shares representing Ordinary Shares, nominal value £0.008 per share	415(a)(6)	(5)(6)	-	$93,512,230	-	-	S-3	333-260145	October 8, 2021	$8,668.58
	Total Offering Amounts					$454,535,501		$16,997.67
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$16,997.67
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional securities of the registrant that may become issuable by reason of any stock split, stock dividend or similar transaction or anti-dilution adjustments.
(2) Such indeterminate number or amount of ordinary shares, American Depositary Shares representing ordinary shares, debt securities, warrants and/or units to purchase any combination of the foregoing securities, as may from time to time be issued at indeterminate prices, and units composed of one or more of the foregoing securities, with an aggregate offering price not to exceed $400,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of ordinary shares or American Depositary Shares representing ordinary shares and amount of debt securities as may be issued upon conversion of or exchange for securities that provide for conversion or exchange, upon exercise of securities or pursuant to the antidilution provisions of any other securities. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3) Represents 9,451,560 ordinary shares or American Depositary Shares representing ordinary shares that may be offered and sold from time to time in one or more offerings by the selling security holders.
(4) Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act of 1933 based on $5.77 which is the average of the high and low prices of the Registrant’s American Depositary Shares quoted on Nasdaq on October 3, 2024, which date is within five business days prior to filing.
(5) Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $343,512,230 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by the Registrant’s registration statement on Form F-3ASR (File No. 333-260145), which was originally filed with the SEC on October 10, 2021, amended by Post-Effective Amendment No. 1 to Form F-3ASR on Form S-3ASR on February 24, 2022 and again by Post-Effective Amendment No. 2 to Form S-3 on February 24, 2022, which amendment was declared effective on May 6, 2022 (together, the “Prior Registration Statement”), are included in this registration statement. The Registrant paid a filing fee of $59,528.65 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) of which $24,298.46 relate to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities under the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(6) The registrant previously paid a fee of $13,905 related to $150,000,000 of the registrant’s American Depositary Shares that may be issued and sold under a certain sales agreement pursuant to a prospectus supplement filed by the registrant on October 8, 2021. Of such American Depositary Shares, $93,512,230 remain unsold.